UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2013

Starz, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-184551	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8900 Liberty Circle

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 5, 2013, Starz, LLC (the “Company”), a wholly-owned subsidiary of Starz (“Starz”), and Starz Finance Corp. (“Finance Corp.” and, together with the Company, the “Co-Issuers”)  entered into a Purchase Agreement with SunTrust Robinson Humphrey, Inc., on behalf of itself and the other initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Initial Purchasers agreed to purchase $175 million aggregate principal amount of the Co-Issuers’ 5.00% Senior Notes due 2019 (the “New Notes”).  Finance Corp., a wholly owned subsidiary of the Company, was formed for the sole purpose of co-issuing the Notes (as defined below) and does not and will not have any revenue, operations, assets or subsidiaries of its own.  The New Notes are being issued as additional notes under the indenture (the “Indenture”) governing the Co-Issuers’ existing $500 million 5.00% Senior Notes due 2019 (the “existing 5% senior notes” and, together with the New Notes, the “Notes”) and will have identical terms to, and are expected to be treated as a single class with, the existing 5% senior notes. The net proceeds from the offering will be used to repay indebtedness under the Company’s existing senior secured credit facility and for general corporate purposes.  The New Notes will be senior unsecured obligations of the Co-Issuers and will be guaranteed by Starz Entertainment, LLC, a wholly-owned subsidiary of the Company.

The sale of the New Notes and related guarantee was completed on February 8, 2013.  The New Notes and related guarantee were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Interest; Maturity

The Notes will mature on September 15, 2019.  The Notes bear interest at a rate per annum of 5.00% from September 13, 2012.  Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, commencing March 15, 2013.

Optional Redemption

Prior to September 15, 2015, the Co-Issuers may redeem from time to time some or all of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed and accrued and unpaid interest, if any, to the applicable redemption date plus a make-whole premium.

On or after September 15, 2015, the Co-Issuers may redeem from time to time some or all of the Notes at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on September 15 of the years indicated.

Year	Price
2015	102.50%
2016	101.25%
2017 and thereafter	100.00%

In addition, prior to September 15, 2015, the Co-Issuers may redeem up to 35% of the aggregate principal amount of the Notes using the proceeds from certain equity offerings completed before September 15, 2015.

Mandatory Offers to Repurchase

In connection with the occurrence of a Change of Control (as such term is defined in the Indenture governing the Notes), unless the Co-Issuers have exercised their redemption rights as described under “Optional Redemption,” the Co-Issuers will be required, at the request of each Note holder, to repurchase all outstanding Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

In addition, under certain circumstances, the Co-Issuers may be required to offer to repurchase all outstanding Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase, with the net proceeds of certain asset sales, unless the Company has reinvested such net proceeds in its business, repaid certain debt arrangements with such net proceeds or taken other permitted actions with such net proceeds.

Covenants

The Indenture governing the Notes contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to: incur additional indebtedness; pay dividends or make other distributions; make certain investments; enter into certain transactions with  affiliates; transfer or sell assets; create certain liens; merge, consolidate or sell all or substantially all of the Company’s assets; and designate the Company’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture also provides for customary events of default, which, if any of them occurs, would permit or require the principal, accrued and unpaid interest and any other monetary obligations on all outstanding Notes to become due and payable immediately.

Registration Rights

Upon issuance, the New Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction.  In connection with the closing of the offering, the Company has agreed that, following the completion of the offering, it will file an exchange offer registration statement with the Securities and Exchange Commission with respect to an offer to exchange the New Notes, and under certain circumstances, a shelf registration statement with respect to resales of the New Notes. Additional interest will be payable with respect to the New Notes in certain circumstances if the exchange offer (or shelf registration, if applicable) is not consummated within certain prescribed periods.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture which was filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (File No. 333-184551) filed on October 23, 2012.

Item 7.01.  Regulation FD Disclosure

Completion of New Notes Offering

On February 8, 2013, the Co-Issuers announced the completion of the offering of the New Notes.

Extension of Exchange Offer

On February 8, 2013, the Co-Issuers announced that they have extended until February 13, 2013 at 5:00 p.m., New York City time, the expiration date of the offer to exchange (the “exchange offer”) an aggregate principal amount of up to $500,000,000 of the Co-Issuers’ 5.00% Senior Notes due 2019, which have been registered under the Securities Act, for a like principal amount of the Co-Issuers’ issued and outstanding existing 5% senior notes.  The exchange offer had been scheduled to expire at 5:00 p.m., New York City time, on February 7, 2013.  As of 5:00 p.m., New York City time, on February 7, 2013, $499,585,000 in aggregate principal amount of the existing 5% senior notes had been tendered and not withdrawn.  Holders of the existing 5% senior notes will continue to have the right to withdraw tenders of the existing 5% senior notes at any time prior to the expiration of the exchange offer.

This Item 7.01 of this Current Report on Form 8-K and the press releases regarding the completion of the offering of the New Notes and the extension of the exchange offer attached hereto as Exhibits 99.1 and 99.2, respectively, are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name
99.1	Press Release of Starz, dated February 8, 2013.
99.2	Press Release of Starz, dated February 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2013

STARZ, LLC

By:	/s/ Scott Macdonald
	Name:	Scott Macdonald
	Title:	Chief Financial Officer, Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release of Starz, dated February 8, 2013.
99.2	Press Release of Starz, dated February 8, 2013.